Exhibit 5.1
[Ober |Kaler Letterhead]
December 2, 2010
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716

Re:	Old Line Bancshares, Inc. — Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel for Old Line Bancshares, Inc., a Maryland corporation, (the “Company”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”), relating to the issuance by the Company of up to 2,618,835 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and between the Company and Maryland Bankcorp, Inc., dated September 1, 2010, as amended September 30, 2010 (the “Merger Agreement”).
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Company’s Articles of Amendment and Restatement and Articles of Amendment thereto (collectively, the “Charter”), (iv) the Company’s Amended and Restated Bylaws (the “Bylaws”), (v) the resolutions of the Board of Directors of the Company relating to the Merger, the Merger Agreement, the Registration Statement and the issuance of the Shares thereunder (the “Resolutions”), (vi) a short-form good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, (vi) a Certificate of the President and Chief Executive Officer of the Company dated December 2, 2010 (the “Certificate”), and (vii) such other statutes, certificates, instruments and documents as we have deemed necessary or advisable for the purpose of rendering to render the opinion set forth herein.
     In rendering the opinion set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the enforceability against each of the parties thereto of the Merger Agreement, the accuracy and completeness of all public records reviewed by us, and that the Charter, Bylaws and Resolutions will not have been amended or rescinded prior to the time that the Merger is effective and the Shares are issued.

Old Line Bancshares, Inc.
December 2, 2010

     As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, the Certificate and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.
     The opinion set forth herein is subject to the following qualifications and limitations:
          (a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction, or the effect any such laws may have on the matters set forth herein, other than the substantive laws of the State of Maryland.
          (b) The opinion expressed herein concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinion expressed herein.
          (c) We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.
          (d) The opinion expressed in this letter is solely for your use in connection with the transactions contemplated under the Merger Agreement and is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     Subject to the foregoing assumptions, qualifications and limitations, having regard for such legal considerations as we deem relevant, it is our opinion that, when the Commission has declared the Registration Statement effective, the stockholders of the Company and Maryland Bankcorp, Inc. have approved the Merger and the Merger Agreement, the Merger has been effected pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement, and the Shares have been issued by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Old Line Bancshares, Inc.
December 2, 2010

     We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Registration Statement on Form S-4 and to the references to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.
Very truly yours,
/s/ Ober, Kaler, Grimes & Shriver, PC
OBER, KALER, GRIMES & SHRIVER
             A Professional Corporation